UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2006

ABRAXIS BIOSCIENCE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11777 San Vicente Blvd., #550, Los Angeles, CA	90049
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 826-8505

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On August 3, 2006, we announced via press release our preliminary results for the quarter ended June 30, 2006. A copy of our press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are being furnished, but not filed, under Item 9.01 of Form 8-K.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), we presented non-GAAP financial measures, including specifically, adjusted net income per diluted share which is comprised of reported diluted earnings per share excluding the impact of merger-related purchase accounting, other merger and transaction-related direct costs, non-cash stock compensation, minority interests, non-cash amortization of acquired intangible assets and other significant non-operating items. The company believes that this non-GAAP measure is relevant to investors in understanding the underlying operating performance of the company and uses this measure internally to monitor, measure and reward performance. These measures should be considered as supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. A reconciliation of GAAP net income and non-GAAP pro forma net income is presented in the press release.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Abraxis BioScience, Inc. dated August 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: August 3, 2006	By:	/s/ Ronald Pauli
Ronald Pauli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Abraxis BioScience, Inc. dated August 3, 2006.